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Information Analysis Incorporated                     2000 Report on Form 10-KSB
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Exhibit 21.1
                                SUBSIDIARIES OF
                       INFORMATION ANALYSIS INCORPORATED


                                                                                               Name under which
                 Name                             State of Incorporation                   Subsidiary Does Business

Allied Health & Information Systems, Inc.                   VA                                       N/A

DHD Systems, Inc.                                           VA                                       N/A

International Software Services                             VA                                       N/A
 Corporation